Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 31, 2020, of MITESCO, INC. (formerly True Nature Holding, Inc.) relating to the financial statements as of December 31, 2019 and 2018 and for the years then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 19, 2021